Exhibit 99.1

Credo Technology Group Holding Ltd Reports Fourth Quarter and Fiscal Year 2025
Financial Results

San Jose, Calif. (June 2, 2025) - Credo Technology Group Holding Ltd (Nasdaq: CRDO) (“Credo”), an innovator in providing secure, high-speed connectivity solutions that deliver improved reliability and energy efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the fourth quarter and full fiscal year 2025, ended May 3, 2025.

Fourth Quarter of Fiscal Year 2025 Financial Highlights

•Revenue of $170.0 million grew by 25.9% quarter over quarter and 179.7% year over year
•GAAP gross margin of 67.2% and non-GAAP gross margin of 67.4%
•GAAP operating expenses of $80.4 million and non-GAAP operating expenses of $52.0 million
•GAAP net income of $36.6 million and non-GAAP net income of $65.3 million
•GAAP diluted net income per share of $0.20 and non-GAAP diluted net income per share of $0.35
•Ending cash and short-term investment balance of $431.3 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “I’m proud of Credo’s achievements in fiscal 2025. For the year, the Company delivered record-breaking financial results, with revenue up 126% year over year to $436.8 million. The Company’s results were fueled by surging demand for our innovative, reliable, and energy-efficient high-performance connectivity solutions. We continue to see growing demand for our solutions across hyperscaler customers to power advanced AI services, a trend we believe will persist for the foreseeable future.”

First Quarter of Fiscal Year 2026 Financial Outlook

•Revenue is expected to be between $185.0 million and $195.0 million
•GAAP gross margin is expected to be between 63.4% and 65.4%, and non-GAAP gross margin is expected to be between 64.0% and 66.0%
•GAAP operating expenses are expected to be between $88.3 million and $90.3 million, and non-GAAP operating expenses are expected to be between $54.0 million and $56.0 million

Webcast and Conference Call Information

Credo will conduct a conference call on Monday, June 2, 2025, at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter and fiscal year 2025, ended May 3, 2025. Interested parties may join the conference call by dialing 888-596-4144 (toll-free) or +1 646-968-2525 (international). The conference ID for the call is 5251802. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 24, 2024, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

At Credo, our mission is to redefine high-speed connectivity by delivering breakthrough solutions that enable the next generation of AI-driven applications. We are committed to enabling faster, more reliable, more energy-efficient, and scalable solutions that support the ever-expanding demands of AI, cloud computing, and hyperscale networks. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

For more information, please visit https://www.credosemi.com. Follow Credo on LinkedIn.

Credo and the Credo logo are registered trademarks of Credo Technology Group Limited in the United States and other jurisdictions. All other trademarks referenced herein are the property of their respective owners.

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	May 3, 2025	February 1, 2025	April 27, 2024	May 3, 2025	April 27, 2024
Revenue:
Product sales	$164,524	$129,371	$40,798	$412,177	$145,048
Product engineering services	1,337	2,667	3,341	12,122	19,898
IP license	4,164	2,964	16,643	12,476	28,024
Total revenue	170,025	135,002	60,782	436,775	192,970
Cost of revenue:
Cost of product sales revenue	55,779	48,835	20,372	152,381	70,498
Cost of product engineering services revenue	58	233	290	1,314	2,225
Cost of IP license revenue	—	8	154	171	816
Total cost of revenue	55,837	49,076	20,816	153,866	73,539
Gross profit	114,188	85,926	39,966	282,909	119,431
Operating expenses:
Research and development	47,582	36,261	26,921	145,994	95,531
Selling, general and administrative	31,945	23,471	20,161	98,918	60,193
Impairment charges	873	—	765	873	765
Total operating expenses	80,400	59,732	47,847	245,785	156,489
Operating income (loss)	33,788	26,194	(7,881)	37,124	(37,058)
Other income, net	3,821	3,918	5,163	17,746	14,313
Income (loss) before income taxes	37,609	30,112	(2,718)	54,870	(22,745)
Provision for income taxes	1,021	752	7,759	2,687	5,624
Net income (loss)	$36,588	$29,360	$(10,477)	$52,183	$(28,369)
Net income (loss) per share:
Basic	$0.21	$0.17	$(0.06)	$0.31	$(0.18)
Diluted	$0.20	$0.16	$(0.06)	$0.29	$(0.18)
Weighted average shares used in computing net income (loss) per share:
Basic	170,405	168,167	163,677	167,505	155,091
Diluted	182,119	182,464	163,677	181,158	155,091

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	May 3, 2025	April 27, 2024
Assets
Current assets:
Cash and cash equivalents	$236,328	$66,942
Short-term investments	195,010	343,061
Accounts receivable	162,144	59,662
Inventories	90,029	25,907
Other current assets	30,023	34,693
Total current assets	713,534	530,265
Property and equipment, net	63,631	43,665
Right-of-use assets	15,234	13,077
Other non-current assets	16,858	14,925
Total assets	$809,257	$601,932
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$56,158	$13,417
Accrued compensation and benefits	16,097	9,000
Other current liabilities	35,456	22,203
Total current liabilities	107,711	44,620
Non-current operating lease liabilities	12,693	11,133
Other non-current liabilities	7,271	5,981
Total liabilities	127,675	61,734
Shareholders' equity:
Ordinary shares	8	8
Additional paid-in capital	765,173	676,054
Accumulated other comprehensive loss	(437)	(519)
Accumulated deficit	(83,162)	(135,345)
Total shareholders' equity	681,582	540,198
Total liabilities and shareholders' equity	$809,257	$601,932

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP Results (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Year Ended
	May 3, 2025	February 1, 2025	April 27, 2024	May 3, 2025	April 27, 2024
GAAP gross profit	$114,188	$85,926	$39,966	$282,909	$119,431
Reconciling item:
Share-based compensation	356	226	234	1,194	1,131
Total reconciling item	356	226	234	1,194	1,131
Non-GAAP gross profit (A)	$114,544	$86,152	$40,200	$284,103	$120,562

GAAP gross margin	67.2%	63.6%	65.8%	64.8%	61.9%
Non-GAAP gross margin	67.4%	63.8%	66.1%	65.0%	62.5%

Total GAAP operating expenses	$80,400	$59,732	$47,847	$245,785	$156,489
Reconciling items:
Share-based compensation	(27,506)	(15,964)	(14,344)	(76,161)	(37,891)
Impairment and related charges	(873)	—	(765)	(873)	(765)
Total reconciling items	(28,379)	(15,964)	(15,109)	(77,034)	(38,656)
Total Non-GAAP operating expenses (B)	$52,021	$43,768	$32,738	$168,751	$117,833

GAAP operating income (loss)	$33,788	$26,194	$(7,881)	$37,124	$(37,058)
Non-GAAP operating income (A-B)	$62,523	$42,384	$7,462	$115,352	$2,729

GAAP operating income (loss) margin	19.9%	19.4%	(13.0)%	8.5%	(19.2)%
Non-GAAP operating income margin	36.8%	31.4%	12.3%	26.4%	1.4%

GAAP net income (loss)	$36,588	$29,360	$(10,477)	$52,183	$(28,369)
Reconciling items:
Share-based compensation	27,862	16,190	14,578	77,355	39,022
Impairment and related charges	873	—	765	873	765
Pre-tax total reconciling items	28,735	16,190	15,343	78,228	39,787
Other income tax effects and adjustments	(69)	(172)	6,940	(485)	3,152
Non-GAAP net income	$65,254	$45,378	$11,806	$129,926	$14,570

GAAP weighted average shares - basic	170,405	168,167	163,677	167,505	155,091
GAAP weighted average shares - diluted	182,119	182,464	163,677	181,158	155,091
Non-GAAP adjustment	4,824	2,028	15,463	3,486	15,053
Non-GAAP weighted average shares - diluted	186,943	184,492	179,140	184,644	170,143

GAAP diluted net income (loss) per share	$0.20	$0.16	$(0.06)	$0.29	$(0.18)
Non-GAAP diluted net income per share	$0.35	$0.25	$0.07	$0.70	$0.09

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Three Months Ended August 2, 2025
	Low	High

GAAP gross margin	63.4%	65.4%
Reconciling item:
Share-based compensation	0.6%	0.6%
Total reconciling item	0.6%	0.6%
Non-GAAP gross margin	64.0%	66.0%

Total GAAP operating expenses	$88.3	$90.3
Reconciling item:
Share-based compensation	34.3	34.3
Total reconciling item	34.3	34.3
Total non-GAAP operating expenses	$54.0	$56.0